UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 11, 2004

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.
99	Updated Notice of Blackout Period to Directors and Executive Officers of M&T Bank Corporation.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     On March 11, 2004, M&T Bank Corporation sent a notice to its directors and executive officers informing them of a change in the ending date of a blackout period in the M&T Bank Corporation Retirement Savings Plan and Trust (the “RSP”), which M&T Bank Corporation originally notified such persons of on January 13, 2004.

     The notice sent on January 13, 2004 indicated that there would be a blackout period in the RSP beginning on February 10, 2004, 4:00 p.m. Eastern Time, and ending during the week of March 14, 2004 (the “Blackout Period”) that would temporarily prevent participants in the RSP from engaging in transactions in M&T Bank Corporation common stock in their individual accounts.

     The reason for the Blackout Period was to complete the transition of the recordkeeping and administrative services associated with the RSP to T. Rowe Price, who became the new trustee and recordkeeper for the RSP on March 1, 2004, to eliminate certain existing investment options and to add several new investment options, and to merge the Allfirst Financial Inc. Capital Accumulation Retirement Plan and Trust into the RSP.

     The notice sent to the directors and executive officers of M&T Bank Corporation on March 11, 2004 informed them that the Blackout Period ended at 10:00 a.m. Eastern Time on March 11, 2004 because the transition to T. Rowe Price was completed earlier than originally anticipated.

     A copy of the notice transmitted to the directors and executive officers of M&T Bank Corporation is set forth in Exhibit 99 hereto and is incorporated by reference into this Item.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION
Date: March 11, 2004	By:	/s/ Richard A. Lammert Richard A. Lammert Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

99	Updated Notice of Blackout Period to Directors and Executive Officers of M&T Bank Corporation. Filed herewith.